EXHIBIT 21

                      SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

ASFC-W, INC.
ASFC-38, INC.
ASSET INVESTORS EQUITY, INC.
ASW FINANCE COMPANY
DESIGNER DOOR & MILLWORK OF CALIFORNIA, INC.
ECM HOLDINGS
ENERWEST, INC.
FICUS CORPORATION
FINANCIAL ASSET MANAGEMENT CORPORATION
FINANCIAL ASSET MANAGEMENT LLC
FLOYD R. "BOB" WOOD ENDOWMENT FUND, INC.
F.V.S. ENTITY, INC.
GREENWAY FARMS DEVELOPMENT CORPORATION
HOMEAMERICAN MORTGAGE CORPORATION
MDC/WOOD, INC.
MDC DEVELOPMENT AND PIPELINE COMPANY (f/k/a/ RAH/CO)
M.D.C. ACCEPTANCE CORPORATION
M.D.C. CONSTRUCTION CO.
M.D.C. EQUITIES, INC.
M.D.C. FINANCIAL CORPORATION
M.D.C. HOLDINGS, INC.
M.D.C. HOME FINANCE CORPORATION
M.D.C. HOME FINANCE MORTGAGE CORPORATION
M.D.C. INSTITUTIONAL RESIDUALS, INC.
M.D.C. LAND CORPORATION
M.D.C. MORTGAGE FINANCE, INC.
M.D.C. MORTGAGE FUNDING CORPORATION II
M.D.C. RESIDUAL HOLDINGS, INC.
PETRO RESOURCES, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF ARIZONA DBA R.H. HOMES CORP.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 1, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 2, INC.
RICHMOND AMERCIAN HOMES OF POTOMAC KNOLLS NO. 3, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 4, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 5, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 6, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.

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RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES, INC. (a Delaware corporation)
RICHMOND AMERICAN HOMES, INC. (a Florida corporation)
RICHMOND HOMES, INC. I
RICHMOND HOMES, INC. II
RICHMOND HOMES LIMITED
RICHMOND SHELF, INC.
T.C.V., INC.
THE YEONAS COMPANY
VAN SCHAACK REFERRAL SERVICES
YOSEMITE AMERICAN MORTGAGE CORPORATION
YOSEMITE FINANCIAL, INC.
995 CORPORATION